EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to incorporation by reference in the Registration Statements of Xechem International, Inc. and its subsidiaries on Forms S-8 Numbers (33-87034) and (33-93300) as filed with the Securities and Exchange Commission on July 16, 1996, of our report dated May 28, 1999, on our audits of the consolidated financial statements of Xechem International, Inc. and its subsidiaries as of December 31, 1998, and for the year then ended, which report is included in this Annual Report on Form 10-KSB.





                                       Wiss & Company, LLP
                                       Certified Public Accountants.

Livingston, New Jersey
October 4, 1999